THE 59 WALL STREET TRUST

                      (formerly "The 59 Wall Street Fund")



                              DECLARATION OF TRUST



                  Amended and Restated as of October 23, 1989


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                               TABLE OF CONTENTS


                                                                         PAGE


ARTICLE I -- Name and Definitions.......................................  1

         Section 1.1.  Name.............................................  1
         Section 1.2.  Definitions......................................  1


ARTICLE II -- Trustees..................................................  4

         Section 2.1.  Number of Trustees...............................  4
         Section 2.2.  Election and Term................................  4
         Section 2.3.  Resignation and Removal..........................  5
         Section 2.4.  Vacancies........................................  5
         Section 2.5.  Delegation of Power to Other Trustees............  6


ARTICLE III -- Powers of Trustees.......................................  6

         Section 3.1.  General..........................................  6
         Section 3.2.  Investments......................................  7
         Section 3.3.  Legal Title......................................  8
         Section 3.4.  Issuance and Repurchas of Shares.................  8
         Section 3.5.  Borrowing Money; Lending Trust Assets............  9
         Section 3.6.  Delegation; Committees...........................  9
         Section 3.7   Collection and Payment...........................  9
         Section 3.8.  Expenses.........................................  9
         Section 3.9.  Manner of Acting; By-Laws........................ 10
         Section 3.10. Miscellaneous Powers............................. 10
         Section 3.11. Principal Transactions........................... 10


ARTICLE IV --  Administrator, Adviser, Distributor,
                       Custodian and Transfer Agent..................... 11

         Section 4.1.  Administrator.................................... 11
         Section 4.2.  Adviser.......................................... 11
         Section 4.3.  Distributor...................................... 12
         Section 4.4.  Custodian........................................ 12
         Section 4.5.  Transfer Agent................................... 12
         Section 4.6.  Parties to Contract.............................. 12



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                                                                         PAGE
ARTICLE V -- Limitations of Liability
                     of Shareholders, Trustees and others............... 13

         Section 5.1.  No Personal Liability of Shareholders,
                         Trustees, etc.................................. 13
         Section 5.2.  Non-Liability of Trustees, etc................... 13
         Section 5.3.  Indemnification.................................. 14
         Section 5.4.  No Bond Required of Trustees..................... 14
         Section 5.5.  No Duty of Investigation; Notice in Trust
                         Instruments, etc............................... 14
         Section 5.6.  Reliance on Experts, etc......................... 15


ARTICLE VI -- Shares of Beneficial Interest............................. 15

         Section 6.1.  Beneficial Interest.............................. 15
         Section 6.2.  Rights of Shareholders........................... 15
         Section 6.3.  Trust Only....................................... 16
         Section 6.4.  Issuance of Shares............................... 16
         Section 6.5.  Register of Shares............................... 17
         Section 6.6.  Transfer of Shares............................... 17
         Section 6.7.  Notices.......................................... 18
         Section 6.8.  Voting Powers.................................... 15
         Section 6.9   Series or Classes of Shares...................... 18


ARTICLE VII -- Redemptions.............................................. 22

         Section 7.1.  Redemptions...................................... 22
         Section 7.2.  Redemptions of Shares;
                         Disclosure of Holdings......................... 23
         Section 7.3.  Redemptions of Shares of
                         Shareholders No Longer
                         Customers of the Administrator
                         or the Adviser................................. 23
         Section 7.4.  Redemptions of Accounts of
                         Less Than $1,000............................... 23
         Section 7.5.  Redemptions Pursuant to
                         Constant Not Asset Value
                         Provisions..................................... 24


ARTICLE VIII -- Determination of Net Asset Value,
                     Net Income and Distributions....................... 24

         Section 8.1.  Net Asset Value.................................. 24
         Section 8.2.  Distributions to
                         Shareholders................................... 24

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                                                                         PAGE
         Section 8.3.  Determination of Net Income;
                         Constant Net Asset Value
                         of Shares of Certain
                         Series, Reduction of
                         Outstanding Shares............................. 25
         Section 8.4.  Power to Nodify Foregoing
                         Procedures..................................... 25


ARTICLE IX -- Duration; Termination of Trust
                    or any Series or Class;
                    Amendment; Mergers, etc............................. 26

         Section 9.1.  Duration......................................... 26
         Section 9.2.  Termination of Trust,
                         any Series or any Class........................ 26
         Section 9.3.  Amendment Procedure.............................. 27
         Section 9.4.  Merger, Consolidation and
                         Sale of Assets................................. 28
         Section 9.5.  Incorporation.................................... 29


ARTICLE X -- Reports to Shareholders.................................... 30


ARTICLE XI -- Miscellaneous............................................. 30

         Section 11.1. Filing........................................... 30
         Section 11.2. Resident Agent................................... 30
         Section 11.3. Governing Law.................................... 30
         Section 11.4. Counterparts..................................... 30
         Section 11.5. Reliance by Third Parties........................ 31
         Section 11.6. Provisions in Conflict with
                         Law or Regulations............................. 31


SIGNATURE PAGE.......................................................... 32



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                              AMENDED AND RESTATED
                              DECLARATION OF TRUST

                                       OF

                            THE 59 WALL STREET TRUST

                             Dated October 23, 1989



         AMENDED AND RESTATED DECLARATION OF TRUST made October 23, 1989, by the undersigned Trustees;

         WHEREAS, pursuant to a Declaration of Trust dated June 7, 1983, the Trustees established a Massachusetts business trust for the investment and reinvestment of funds contributed thereto;

         WHEREAS, said Declaration of Trust has been amended from time to time;

         WHEREAS, the Trustees desire to restate said Declaration of Trust in its entirety;

         NOW, THEREFORE, the Trustees restate the Declaration of Trust as follows:

                                   ARTICLE I

                              NAME AND DEFINITIONS


         Section 1.1. Name. The name of the trust created hereby is The 59 Wall Street Trust.

         Section 1.2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

         (a) "Administrator" means the party, other than the Trust, to any contract described in Section 4.1 hereof.

         (b) "Adviser" means the party, other than the Trust, to any contract described in Section 4.2 hereof.

         (c) By-Laws" means the By-Laws referred to in Section 3.9 hereof, as from time to time amended.

         (d) The terms "Commission", "Affiliated Person" and "Interested Person" have the meanings given them in the 1940 Act.

         (e) "Custodian" means the party, other than the Trust, to any contract described in Section 4.4 hereof.

         (f) "Declaration" means this Declaration of Trust an amended from time to time. Reference in this Declaration of Trust to "Declaration", "hereof",

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"herein" and  "hereunder"  shall be deemed to refer to this  Declaration  rather than the article or section in which such words appear.

         (g) "Distributor" means the party, other than the Trust, to any contract described in Section 4.3 hereof.

         (h) "Fundamental Policies" shall mean the investment restrictions as applicable to Shares of any series or class thereof set forth in the Prospectus and designated as fundamental policies therein.

         (i) "Majority Shareholder Vote" means, unless otherwise determined by the Trustees in accordance with Section 6.8 hereof in conjunction with the establishment of any series or classes of Shares, the vote of the holders of a majority of Shares, which shall consist of: (i) a majority of Shares repre-sented in person or by Proxy and entitled to vote at a meeting of Shareholders at which a quorum, as determined in accordance with the By-Laws, is present; (ii) a majority of Shares issued and outstanding and entitled to vote when action is taken by written consent of Shareholders; and (iii) a "majority of the outstanding voting securities, as that phrase is defined in the 1940 Act, when action is taken by Shareholders with respect to any matter as to which the vote of "a majority of the outstanding voting securities" is required under the 1940 Act; provided that in cases required or permitted under the 1940 Act or
Section 6.9 hereof to be submitted to the holders of the Shares of one or more but not all series or classes of Shares, a "Majority Shareholder Vote" means the vote of "a majority of the outstanding voting securities," as that phrase is defined in the 1940 Act, of the Shares of the particular series or class.

         (j) "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time.

         (k) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         (l) "Prospectus" means the prospectus, and any statement of additional information and any information or document incorporated by reference therein, constituting part of the Registration Statement of the Trust under the Securities Act of 1933 as such prospectus, including any statement of additional information and any information or document incorporated by reference therein, as may be amended or supplemented and filed with the Commission from time to time and, in the event that there is more than one Prospectus, each relating to the Shares of any one or more series or classes of Shares, "Prospectus" means the Prospectus relating to such series or classes of Shares.

         (m)      "Shareholder" means a record owner of outstanding Shares.

         (n) "Shares" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the shares of any and all series or classes which may be established by the Trustees and includes fractions of Shares as well as whole Shares. Shares have a designated par value of $.01 per Share.

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         (o)      "Transfer Agent" means the party, other than the Trust, to any contract described in Section 4.5 hereof.

         (p) "Trust" means The 59 Wall Street Trust, consisting of any and all series or classes which may be established by the Trustees.

         (q) "Trust Property" or "Trust Estate" means any and all property, real or personal, tangible or intangible, which in owned or held by or for the account of the Trust (or any or all series or classes thereof which the Trustees may from time to time establish) or the Trustees.

         (r) "Trustees means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                                   ARTICLE II

                                    TRUSTEES


         Section 2.1. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by written instrument signed by a majority of the Trustees then in office, provided, however, that the number of Trustees shall in no event be less than two (2) nor more than fifteen (15).

         Section 2.2. Election and Term. The Trustees shall be elected by a Majority Shareholder Vote at the first meeting of Shareholders following the initial public offering of Shares of the Trust. The Trustees shall have the power to set and alter the terms of office of the Trustees, and they may at any time lengthen or lessen their own terms or make their terms of unlimited duration, subject to the resignation and removal provisions of Section 2.3 hereof. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and may, pursuant to Section 2.4 hereof, appoint Trustees to fill vacancies. The Trustees shall adopt By-Laws not inconsistent with this
Declaration or any provision of law to provide for election of Trustees by Shareholders at such time or times as the Trustees shall determine to be necessary or advisable.

         Section 2.3. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by
Section 2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees. In addition, no Trustee shall continue to serve as such after the holders of not less than two-thirds of the outstanding Shares have declared that he be removed from that office either by declaration in writing filed with the Custodian or by votes cast in person or by proxy at a meeting called for that purpose. The Trustees shall promptly call a meeting of Shareholders for the purpose of voting upon the question of removal of any

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such  Trustee or Trustees  when  requested in writing so to do by the holders of not less than 10 per centum of the outstanding Shares. Whenever ten or more Shareholders who have been such for at least six months preceding the date of application, and who hold in the aggregate either Shares having a net asset value of at least $25,000 or at least 1 per centum of the outstanding Shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a meeting pursuant to the preceding sentence and accompanied by a form of communication and request which they wish to transmit, the Trustees shall then follow the procedures set forth in Section 16(c)(1) or 16(c)(2) of the 1940 Act. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         Section 2.4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul the Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, subject to the provisions of Section 16(a) of the 1940 Act, the remaining Trustees or, prior to the public offering of Shares of the Trust, if only one Trustee shall then remain in office, the remaining Trustee, shall fill such vacancy by the appointment of such other person as they or he, in their or his discretion shall see fit, made by a written instrument signed by a majority of the remaining Trustees or by the remaining Trustee, as the case may be. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such Vacancy is filled as provided in this Section 2.4, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

         Section 2.5. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.


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                                  ARTICLE III

                               POWERS OF TRUSTEES


         Section 3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, in foreign countries and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall, be in favor of a grant of power to the Trustees.

         The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

         Section 3.2.  Investments.  The Trustees shall have the power to:

                  (a)  conduct,   operate  and  carry  on  the  business  of  an
         investment company;

                  (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of securities, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options and other securities of any kind, including, without limitation, those issued, guaranteed or sponsored by any and all Persons including, without limitation, states, territories and possessions of the United States, the District of Columbia and any of the political subdivisions, agencies or instrumentalities thereof, and by the United States Government or its agencies or instrumentalities, or international instrumentalities, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, and of corporations or organizations organized under foreign laws, or in "when issued" or "delayed delivery" contracts for any such securities, or retain Trust assets in cash and from time to time change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons,

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         firms,  associations  or  corporations  to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the Fundamental Policies be amended.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         Section 3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         Section 3.4. Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII, VIII and IX and Section 6.9 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the particular series or class with respect to which such Shares are issued, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

         Section 3.5. Borrowing Money; Lending Trust Assets. Subject to the Fundamental Policies, the Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust assets.

         Section 3.6. Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

         Section 3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest

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securing any obligations,  by virtue of which any property is owed to the Trust;
and to enter into releases, agreements and other instruments.

         Section 3.8. Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, to enter into a plan of distribution and any related agreements whereby the Trust, any series or any class may finance directly or indirectly any activity which is primarily intended to result in the sale of Shares, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

         Section 3.9. Manner of Acting; By-Laws. Except as otherwise provided herein or in the By-Laws or by any provision of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.

         Section 3.10. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the
Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, administrators, managers, investment advisers, distributors or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including the Administrator, Adviser, Custodian, Distributor and Transfer Agent, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

         Section 3.11. Principal Transactions. Except in transactions permitted by the 1940 Act or any order of exemption issued by the Commission, or effected to implement the provisions of any agreement to which the Trust is a party, the Trustees shall not, on behalf of the Trust, buy any securities (other than Shares) from or sell any securities (other than Shares) to, or

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lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Adviser or Distributor or with any Affiliated Person of such Person; by the Trust may employ any such Person, or firm or company in which such person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.


                                   ARTICLE IV

                      ADMINISTRATOR, ADVISER, DISTRIBUTOR,
                          CUSTODIAN AND TRANSFER AGENT

         Section 4.1. Administrator. The Trustees may in their discretion from time to time enter into an administration contract or contracts whereby the other party to such contract shall under take to furnish the Trust such administration, accounting and legal services and facilities and such other services and facilities, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine.

         Section 4.2. Adviser. Subject to approval by a Majority Shareholder Vote, the Trustees may in their discretion from time to time enter into an investment advisory contract or contracts whereby the other party to such contract shall undertake to furnish the Trust such investment advisory, statistical and research facilities and services, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges or portfolio securities of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Adviser (and all without further action by the Trustees). Any such purchasing sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of Shareholders at such meeting the approval of continuance of any such investment advisory contract.

         Section 4.3. Distributor. The Trustees may in their discretion from time to time enter into a distribution contract or contracts providing for the sale of Shares to net the Trust not less than the net asset value per share (as described in Article VIII hereof) and pursuant to which the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV.

         Section 4.4. Custodian. The Trustees may in their discretion from time to time enter into a custodian contract or contracts whereby the other party to such contract shall undertake to furnish custodian services to the Trust, including holding the Trust's portfolio securities and cash and maintaining books and records with respect to the Trust's portfolio transactions. The

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contract  shall  have such terms and  conditions  as the  Trustees  may in their discretion determine not inconsistent with the Declaration. The By-Laws may make further provision as to the duties and appointment of the Custodian.

         Section 4.5. Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract or contracts whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. Any such contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration. Such services may be provided by one or more Persons.

         Section 4.6. Parties to Contract. Any contract of the character described in Section 4.1, 4.2, 4.3, 4.4 or 4.5 of this Article IV and any other contract may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be such other party to the contract or an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV. The same Person may be the other party to any contracts entered into pursuant to
Section 4.1, 4.2, 4.3, 4.4 or 4.5 above or otherwise, and any Trustee, officer, employee or agent of the Trust may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.6.

                                  ARTICLE V

                   LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                              TRUSTEES AND OTHERS


         Section 5.1. No Personal Liability of Shareholders, Trustees. etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Persons other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, wilful misfeasance, gross negligence or reckless disregard for his or its duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability, he or it shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by his in connection with any such claim or liability. The rights accruing to a Shareholder under this

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Section 5.1 shall not exclude any other right to which such  Shareholder  may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse such Shareholder in any appropriate situation even though not specifically provided herein.

         Section 5.2. Non-Liability of Trustees, etc. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or its own bad faith, wilful misfeasance, gross negligence or reckless disregard of his or its duties.

         Section 5.3. Indemnification.

         (a) The Trustees shall provide for indemnification by the Trust of every person who is, or has been, a Trustee or officer of the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof, in such manner not otherwise prohibited or limited by law as the Trustees may provide from time to time in the By-Laws.

         (b) The words "claims," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         Section 5.4. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

         Section 5.5. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees, or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the Trust Estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees or Shareholders individually. The Trustees shall at all times

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maintain  insurance for the protection of the Trust Property,  its Shareholders,
Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         Section 5.6. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Administrator, the Adviser, the Distributor, the Custodian, the Transfer Agent, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.


                                   ARTICLE VI

                         SHARES OF BENEFICIAL INTEREST


         Section 6.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable Shares of beneficial interest, par value $.01 per share. The number of such Shares of beneficial interest authorized hereunder is unlimited. The Trustees may initially issue whole and fractional Shares of a single class, each of which Shares shall represent an equal proportionate share in the Trust with each other Share. The Trustees may divide or combine the Shares into a greater or lesser number of Shares without thereby changing the proportionate beneficial interests in the Trust. Subject to the provisions of Section 6.9 hereof, the Trustees may also authorize the creation of additional series of Shares (the proceeds of which may be invested in separate, independently managed portfolios) and additional classes of Shares within any series. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable.

         Section 6.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series or class of Shares. Upon liquidation of the Trust, holders of the Shares are entitled to share pro rata in the net assets of the Trust available for distribution to the holders, except as provided by Section 6.9(f) with respect to the holders of different series or classes of Shares.

         Section 6.3. Trust Only.  It in the intention of the Trustees to create

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only the  relationship of Trustee and beneficiary  between the Trustees and each
Shareholder from time to time. It is not the intention of the Trustees to create
a  general   partnership,   limited   partnership,   joint  stock   association,
corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

         Section 6.4. Issuance of Shares. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times (including, without limitation, each business day in accordance with the maintenance of a constant net asset value per Share), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Reductions in the number of outstanding Shares may be made pursuant to the provisions of Section 8.3 in order to maintain a constant net asset value per Share of any series attempting to maintain such a constant not asset value. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractions of a Share as described in the Prospectus.

         Section 6.5. Register of Shares. A register shall be kept at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares hold by then respectively and a record of all transfers thereof. Such register may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to his as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

         Section 6.6. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

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         Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law, expect as may otherwise be provided by the laws of the Commonwealth of Massachusetts.

         Section 6.7. Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

         Section 6.8. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 2.2. hereof, (ii) with respect to any investment advisory contract as provided in Section 4.21
(iii) with respect to termination of the Trust as provided in Section 9.2, (iv) with respect to any amendment of the Declaration to the extent and as provided in Section 9.3, (v) with respect to any merger, consolidation or sale of assets as provided in Section 9.4. (vi) with respect to incorporation of the Trust to the extent and as provided in Section 9.5, (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (viii) with respect to such additional matters relating to the Trust as may be required by law, the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except the Shares held in the treasury of the Trust as of the record date, as determined in accordance with the By-Laws, shall not be voted and except that the Trustees may, in conjunction with the establishment of any series or classes of Shares, establish conditions under which the several series or classes shall have separate or no voting rights. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

         Section 6.9. Series or Classes of Shares. If the Trustees shall divide the Shares of the Trust into two or more series or two or more classes of any series, as provided in Section 6.1 hereof, the following provisions shall be applicable:

                  (a) All provisions herein relating to the Trust shall apply equally to each series of the Trust except as the context otherwise requires. (b) The number of authorized Shares and the number of Shares of each series or of each class that may be issued shall be unlimited. The

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         Trustees may classify or reclassify  any unissued  Shares or any Shares previously issued and reacquired of any series or class into one or more series or one or more classes that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series or class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series or any class reacquired by the Trust at their discretion from time to time.

                  (c) The power of the Trustees to invest and reinvest the Trust Property shall be governed by Section 3.2 of this Declaration with respect to any one or more series which represents the interests in the assets of the Trust immediately prior to the establishment of two or more series and the power of the Trustees to invest and reinvest assets applicable to any other series shall be set forth in the instrument of the Trustees establishing such series.

                  (d) All consideration received by the Trust for the issue or sale of Shares of a particular series or class together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series or class for all purposes, subject only to the rights of creditors of such series, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series or class, the Trustees shall allocate them among any one or more of the series or classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series or classes for all purposes.

                  (e) The assets  belonging to each  particular  series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The assets of a particular series of the Trust shall under no circumstances be charged with liabilities attributable to any other series of the Trust. All persons extending credit to, or contracting with or having any claim against a particular series of the Trust shall look only to the assets

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



         of that particular series for payment of such credit, contract or claim.

                  (f) Each Share of a series of the Trust shall represent a beneficial interest in the net assets of such series. Each holder of Shares of a series shall be entitled to receive his pro rata share of distributions of income and capital gains made with respect to such series. Upon redemption of his Shares or indemnification for liabilities incurred by reason of his being or having been a Shareholder of a series, such shareholder shall be paid solely out of the funds and property of such series of the Trust. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to receive a pro rata share of the net assets of such series. A Shareholder of a particular series of the Trust shall not be entitled to participate in a derivative or class action on behalf of any other series or the Shareholders or any other series of the Trust.

                  (g) Notwithstanding any other provision hereof, on any matter submitted to a vote of Shareholders of the Trust, Shareholders of each series or class shall vote separately on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to any series or class as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act, or any successor rule.

                  (h) The power of the Trustees to pay dividends and make distributions shall be governed by Section 8.2 of this Declaration with respect to any one or more series or classes which represents the interests in the assets of the Trust immediately prior to the establishment of two or more series or classes. With respect to any other series or class, dividends and distributions on Shares of a particular series or class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that series or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that series or class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series or class. All dividends and distributions on Shares of a particular series or class shall be distributed pro rata to the holders of that series or class in proportion to the number of Shares of that series or class held by such holders at the date and time of record established for the payment of such dividends or distributions.

                  (i) The Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each class and series of Shares.

                  (j) The establishment and designation of any series or class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series or class, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular series or class

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



         previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series or class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

                                  ARTICLE VII

                                  REDEMPTIONS


         Section 7.1. Redemptions. All outstanding Shares may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article VII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding Shares for an amount per share determined by the Trustees in accordance with any applicable laws and regulations; provided that (a) such amount per share shall not exceed the cash equivalent of the proportionate interest of each Share of any class or series of Shares in the assets of the Trust attributable to such class or series at the time of the redemption or repurchase and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to the 1940 Act, suspend such right of redemption. The procedures for and fees, if any, chargeable in connection with effecting and suspending redemption shall be as set forth in the Prospectus from time to time. Payment will be made in such manner as described in the Prospectus.

         Section 7.2. Redemptions of Shares; Disclosure of Holdings. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any Person to an extent which would disqualify the Trust or any series thereof as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such Person a number, or principal amount, of Shares or other Securities of the Trust sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question could in the opinion of the Trustees result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with Section 7.1.

         The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other authority.

         Section 7.3. Redemptions of Shares of Shareholders No Longer Customers of the Administrator or the Adviser. The Trustees may in their sole discretion redeem the Shares of any Shareholder at a redemption price determined in accordance with Section 7.1 if such Shareholder is no longer a customer either the Administrator or the Adviser. If the Trustees redeem Shares in accordance with this Section 7.3, a Shareholder will be notified that he is no longer a customer of either the Administrator or the Adviser and be allowed sixty (60) days to become a customer of either the Administrator or the Adviser before redemption is processed.

         Section 7.4. Redemptions of Accounts of Less Than $1,000. The Trustees may redeem Shares of any Shareholder at a redemption price determined in accordance with Section 7.1 if, immediately following a redemption of Shares of a series for any reason, the aggregate net asset value of the Shares of such series in such Shareholder's account is less than $1,000. If the Trustees redeem Shares pursuant to this Section 7.4, a Shareholder will be notified that the value of his account is less than $1,000 and be allowed sixty (60) days to make an additional investment before redemption is processed.

         Section 7.5. Redemptions Pursuant to Constant Net Asset Value Provisions. The Trust may also reduce the number of outstanding Shares pursuant to the provisions of Section 8.3.

                                 ARTICLE VIII

                       DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS

         Section 8.1. Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined on such days and at such time or times as the Trustees may determine. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus. The power and duty to make the daily calculations may be delegated by the Trustees to the Administrator, the Adviser, the Custodian, the Transfer Agent or such other person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

         Section 8.2. Distributions to Shareholders. The Trustees shall from time to time distribute ratably among the Shareholders such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders additional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

          Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

         Section 8.3. Determination of Net Income; Constant Net Asset Value of Shares of Certain Series; Reduction of Outstanding Shares. The Trustees shall have the power to determine the net income of each series of the Trust one or more times on each business day and at each such determination declare such net income as dividends in additional Shares of such series. The determination of net income and the resultant declaration of dividends shall be as set forth in the Prospectus. With respect to any series or class that may have as one of its investment policies the maintenance of a constant net asset value, if the net income of such series or class is a negative amount, the Trustees shall have authority to: (i) suspend the declaration of a dividend out of net income for the purpose of causing the net asset value per share of any such series to be increased to a constant amount; and (ii) reduce the number of outstanding Shares of such series or class, such reduction to be effected by having each Shareholder of the series or class proportionately contribute to the capital of the series the necessary Shares that represent the amount of the excess upon such determination. Each Shareholder will be deemed to have agreed to such contribution in these circumstances by his investment in the Trust. The Trustees shall have full discretion to determine whether any cash or property received shall be treated as income or as principal and whether any item of expenses shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how such, if any, of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

         Section 8.4. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, including any rule or regulation adopted pursuant to Section 22 of the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified.


                                   ARTICLE IX

                                   DURATION;
                              TERMINATION OF TRUST
                            OR ANY SERIES OR CLASS;
                            AMENDMENT; MERGERS, ETC.

         Section 9.1. Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

         Section 9.2. Termination of Trust, any Series or any Class. (a) The Trust or any series or any class may be terminated (i) by the affirmative vote of the holders of not less than two-thirds of the Shares of the Trust, the series or the class, respectively, outstanding and entitled to vote at any meeting of Shareholders, or (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares or by such other vote as may be established by the Trustees with respect to any class or series of Shares, or (iii) by the Trustees by written notice to the Shareholders. Upon the termination of the Trust or any series or any class:

                  (i) The Trust, the series or the class, as the case may be, shall carry on no business except for the purpose of winding up its affairs.

                  (ii) The Trustees shall proceed to wind up the affairs of the Trust, the series or the class, as the case may be, and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust, the series or the class shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, the series or the class, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust property of the Trust, the series or the class, as the case may be, to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust property of the Trust, the series or the class, as the case may be, shall require Shareholder approval in accordance with section 9.4 hereof.

                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property of the Trust, the series or the class, as the case may be, in cash or in kind or partly each, among the Shareholders according to their respective rights.

         (b) After termination of the Trust, any series or any class and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Trust, the series or the class, as the case may be, and the rights and interests of all Shareholders of the Trust, the series or the class shall thereupon cease.

         Section 9.3. Amendment Procedure. (a) This Declaration may be amended by a Majority Shareholder Vote. The Trustees may also amend this Declaration without the vote or consent of Shareholders to designate series or classes in accordance with Section 6.9 hereof, to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, or to reduce or eliminate the payment of taxes by Shareholders, the Trust or any class or series thereof under applicable federal or state laws or regulations, but the Trustees shall not be liable for failing so to do.

         (b) No amendment may be made under this Section 9.3 which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust, a series or a class or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares of the Trust, the series or the class outstanding and entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

         (c) A certificate signed by a majority of the Trustees or by the Secretary or any Assistant Secretary of the Trust, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees or certified by the Secretary or any Assistant Secretary of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust. Unless such amendment or certificate sets forth some later time for the effectiveness of such amendment, it shall be effective on the taking of the action.

         Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         Section 9.4. Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization, and a series of the Trust may merge or consolidate with another series of the Trust and a class or classes may merge or consolidate with another class or classes or with a series of the Trust, or the Trust may sell, lease or exchange all or substantially all of the Trust Property or the Trust Property allocated to a series or class, including its good will, upon such terms and conditions and for such consideration when and an authorized, at any meeting of Shareholders of the Trust or of the affected series or class, as the case may be, called for the purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds of such Shares, or by such other vote as may be established by the Trustees with respect to any series or class of Shares; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, a Majority Shareholder Vote shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the

                                     xxiii

Commonwealth of Massachusetts. In respect of any such merger, consolidation, sale or exchange of assets, any Shareholder shall be entitled to rights of appraisal of his Shares to the same extent as a shareholder of a Massachusetts business corporation in respect of a merger, consolidation, sale or exchange of assets of a Massachusetts business corporation, and such rights shall be his exclusive remedy in respect of his dissent from any such action.

         Section 9.5. Incorporation. With approval of a Majority Shareholder Vote, or by such other vote as may be established by the Trustees with respect to any series or class of Shares, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or the Trust Property allocated to a series or class, as the case may be, or to carry on any business in which the Trust shall directly or indirectly have an interest, and to sell, convey and transfer the Trust Property or the Trust Property allocated to a series or class, as the case may be, to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. Subject to Section 9.3 hereof, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.


                                   ARTICLE X

                            REPORTS TO SHAREHOLDERS

         The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the Trust, including financial statements which shall at least annually be certified by independent public accountants.


                                   ARTICLE XI

                                 MISCELLANEOUS


         Section 11.1. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or by the Secretary or any Assistant Secretary of the Trust stating that such action was duly taken in a manner provided herein. Such amendment shall be effective as provided in Section 9.3 above. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

         Section 11.2. Resident Agent. The name of the Trust's resident agent is CT Corporation System, and its post office address is 2 Oliver Street, Boston, Massachusetts 02109.

         Section 11.3. Governing Law. This Declaration is executed by the Trustees with reference to the laws of the Commonwealth of Massachusetts, and the rights of all parties shall be subject to and construed according to the laws of said State.

         Section 11.4. Counterparts. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         Section 11.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

         Section 11.6. Provisions in Conflict with Law or Regulations. (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

         (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 23rd day of October 1989.

/s/JAMES E. MOLTZ
-----------------------
James E. Moltz

/s/JOHN G. FOERST, JR.
-----------------------
John G. Foerst, Jr.

/s/GENE APRUZZI
-----------------------
Gene Apruzzi

/s/RICHARD KARL GOELTZ
-----------------------
Richard Karl Goeltz

/s/H..ALVORD
-----------------------
H.B. Alvord

                            THE 59 WALL STREET TRUST



         (a) The principal place of business of The 59 Wall Street Trust is located at 1290 Avenue of the Americas, New York, New York 10104-0101.

         (b)  The names and residences of its Trustees are as follows:

Name                                       Residence

James E. Moltz                             29 Indian Spring Trail
                                           Darien, CT  06820

Gene Apruzzi                               20 West 64th Street, Apt. 25E
                                           New York, New York  10023

H. B. Alvord                               1450 Oleada Road
                                           Pebble Beach, CA  93953

John G. Foerst, Jr.                        77 Dover Road
                                           Manhasset, NY  11030

Richard Karl Goeltz                        953 Fifth Avenue
                                           New York, NY  10021

                                     xxvii

                           THE 59 WALL STREET TRUST

                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST

         The undersigned, constituting a majority of the Trustees of The 59 Wall Street Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust, amended and restated as of October 23, 1989 (the "Declaration"), do hereby certify, as provided by the provisions of the first sentence of Section 9.3(a) of the Declaration, by vote duly adopted by a majority of the shareholders of the Trust on September 23, 1991, and by a majority of the Trustees on August 13, 1991, that Section 7.4 of the Declaration was duly amended and restated in full as follows:

                  "Section 7.4. Redemptions of Accounts of Less Than a Specified Amount. With respect to each series of the Trust, the Shareholder Servicing Agent and each Eligible Institution may establish for their respective customers an involuntary redemption requirement. If the value of a Shareholder's holdings falls below that amount because of a redemption of Shares, the Shareholder's remaining Shares may be redeemed. If such remaining Shares are to be redeemed, the Shareholder shall be notified that the value of such Shareholder's holdings has fallen below the applicable specified minimum amount and be allowed 60 days to make an additional investment to enable the Shareholder to meet the applicable specified minimum amount requirement before the redemption is processed. The terms "Shareholder Servicing Agent" and "Eligible Institution" shall have the meanings ascribed to them in the then-current prospectus of the series whose Shares are subject to such involuntary redemption requirement."

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 10th day of December, 1991.



/s/J.V. SHIELDS, JR.
J.V. Shields, Jr.


/s/H.B. ALVORD
H.B. Alvord


/s/DAVID P. FELDMAN
David P. Feldman


/s/RICHARD KARL GOELTZ
Richard Karl Goeltz


/s/ROSS JONES
Ross Jones

                            THE 59 WALL STREET TRUST

                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST

         The undersigned, constituting a majority of the Trustees of The 59 Wall Street Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust, amended and restated as of October 23, 1989 (the "Declaration"), do hereby certify, as provided by the provisions of the first sentence of Section 9.3(a) of the Declaration, by vote duly adopted by a majority of the shareholders of the Trust on September 23, 1991, and by a majority of the Trustees on August 13, 1991, that the second sentence of Section 6.8 of the Declaration was duly amended and restated in full as follows:

                  "Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust as of the record date, as determined in accordance with the By-Laws, shall not be voted and except that all Shares shall be voted by individual series on any matter submitted to a vote of the Shareholders except as provided in Section 6.9(g) hereof."

and that Section 6.9(g) of the Declaration was duly amended as restated in full as follows:

                  "(g) Notwithstanding any provision hereof to the contrary, on any matter submitted to a vote of Shareholders, all Shares then entitled to vote shall be voted by individual series, except that (i) when required by the 1940 Act to be voted in the aggregate, Shares shall not be voted by individual series, and (ii) when the Trustees have determined that the matter affects the interests of Shareholders of more than one series, Shareholders of all such affected series shall vote in the aggregate."

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 10th day of December, 1991.



/s/J.V. SHIELDS, JR.
J.V. Shields, Jr.


/s/H.B. ALVORD
H.B. Alvord


/s/DAVID P. FELDMAN
David P. Feldman


/s/RICHARD KARL GOELTZ
Richard Karl Goeltz


/s/ROSS JONES
Ross Jones

                            THE 59 WALL STREET TRUST

                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST

         The undersigned, constituting a majority of the Trustees of The 59 Wall Street Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust, amended and restated as of October 23, 1989 (the "Declaration"), do hereby certify, as provided by the provisions of the first sentence of Section 9.3(a) of the Declaration, by vote duly adopted by a majority of the shareholders of the Trust on September 23, 1991, and by a majority of the Trustees on August 13, 1991, that Section 6.8 of the Declaration was duly amended by adding the following sentences immediately following the fourth sentence thereof:

         "At any meeting of Shareholders of the Trust or any series of the Trust, an Eligible Institution may vote any Shares of such series as to which such Eligible Institution is the holder or agent of record and which are not otherwise represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all Shares of such series otherwise represented at the meeting in person or by proxy as to which such Eligible Institution is the holder or agent of record. Any Shares of such series so voted by an Eligible Institution shall be deemed represented at the meeting for all purposes, including quorum purposes. The term "Eligible Institution" shall have the meaning ascribed to it in the then-current prospectus of the series whose Shares are being so voted."

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 10th day of December, 1991.


/s/J.V. SHIELDS, JR.
J.V. Shields, Jr.


/s/H.B. ALVORD
H.B. Alvord


/s/DAVID P. FELDMAN
David P. Feldman


/s/RICHARD KARL GOELTZ
Richard Karl Goeltz


/s/ROSS JONES
Ross Jones

                            THE 59 WALL STREET TRUST


                               Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.01 per share)

         Pursuant to Section 6.9 of the Declaration of Trust, amended and restated as of October 23, 1989 (the "Declaration of Trust"), of The 59 Wall Street Trust (the "Trust"), the Trustees of the Trust hereby establish and designate a series of Shares (as defined in the Declaration of Trust) (the "Fund") to have the following special and relative rights:

         1.       The Fund shall be designated as follows:

                  The 59 Wall Street U.S. Treasury Money Fund

         2. The Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Fund ("Shares"). Each Share shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

         3. Shareholders of the Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

         4. At any meeting of shareholders of the Fund, an Eligible Institution (as that term may from time to time be defined in the applicable then-current prospectus of the Fund) may vote any Shares as to which such Eligible Institution is the holder or agent of record and which are not otherwise represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all Shares otherwise represented at the meeting in person or by proxy as to which such Eligible Institution is the holder or agent of record. Any Shares so voted by an Eligible Institution will be deemed represented at the meeting for all purposes, including quorum purposes.

         5. All Shares shall be subject to redemption and redeemable at the option of the Trust. The Board of Trustees may by resolution from time to time authorize the Trust to require the redemption of all or any part of any outstanding Shares, without the vote or consent of shareholders (including through the establishment of uniform standards with respect to the minimum net asset value of a shareholder account), upon the sending of written notice thereof to each shareholder any of whose Shares are so redeemed and upon such terms and conditions as the Board of Trustees shall deem advisable, out of funds legally available therefor, at net asset value per Share determined in accordance with the provisions of the applicable then-current prospectus of the Fund and to take all other steps deemed necessary or advisable in connection therewith. The Board of Trustees may authorize the closing of those accounts not meeting the specified minimum standards of net asset value by redeeming all of the Shares in such accounts.

         6. The Fund's Shareholder Servicing Agent and each Eligible Institution (as those terms are defined in the applicable then-current prospectus of the Fund) may establish for their respective customers an involuntary redemption requirement. If the value of a shareholder's holdings falls below that amount because of a redemption of Shares, the shareholder's remaining Shares may be redeemed. If such remaining Shares are to be redeemed, the shareholder will be notified that the value of his holdings has fallen below that amount and be allowed 60 days to make an additional investment to enable the shareholder to meet the minimum requirement before the redemption is processed.

         7. The assets and liabilities of the Trust shall be allocated to the Fund as set forth in Section 6.9 of the Declaration of Trust.

         8. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Fund or any other Funds hereafter created, or to otherwise change the special and relative rights of the Fund.

         IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 12th day of February, 1991.



/s/J.V. SHIELDS, JR.               Trustee and Chairman of the Board
J.V. Shields, Jr.


/s/H.B. ALVORD                     Trustee
H.B. Alvord


/s/DAVID P. FELDMAN                Trustee
David P. Feldman


/s/RICHARD KARL GOELTZ             Trustee
Richard Karl Goeltz


/s/ROSS JONES                      Trustee
Ross Jones

WS5041

WS5041

                            THE 59 WALL STREET TRUST

                               Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.01 per share)

         Pursuant to Section 6.9 of the Declaration of Trust, amended and restated as of October 23, 1989 (the "Declaration of Trust"), of The 59 Wall Street Trust (the "Trust"), the Trustees of the Trust hereby establish and designate a series of Shares (as defined in the Declaration of Trust) (the "Fund") to have the following special and relative rights:

         1.       The Fund shall be designated as follows:

                  The 59 Wall Street Tax Free  Short/Intermediate  Fixed  Income
Fund

         2. The Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Fund ("Shares"). Each Share shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

         3. Shareholders of the Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

         4. At any meeting of shareholders of the Fund, an Eligible Institution (as that term may from time to time be defined in the applicable then-current prospectus of the Fund) may vote any Shares as to which such Eligible Institution is the holder or agent of record and which are not otherwise represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all Shares otherwise represented at the meeting in person or by proxy as to which such Eligible Institution is the holder or agent of record. Any Shares so voted by an Eligible Institution will be deemed represented at the meeting for all purposes, including quorum purposes.

         5. All Shares shall be subject to redemption and redeemable at the option of the Trust. The Board of Trustees may by resolution from time to time authorize the Trust to require the redemption of all or any part of any outstanding Shares, without the vote or consent of shareholders (including through the establishment of uniform standards with respect to the minimum net asset value of a shareholder account), upon the sending of written notice thereof to each shareholder any of whose Shares are so redeemed and upon such terms and conditions as the Board of Trustees shall deem advisable, out of funds legally available therefor, at net asset value per Share determined in accordance with the provisions of the applicable then-current prospectus of the Fund and to take all other steps deemed necessary or advisable in connection therewith. The Board of Trustees may authorize the closing of those accounts not meeting the specified minimum standards of net asset value by redeeming all of the Shares in such accounts.

         6. The presence in person or by proxy of the holders of record of one-third of the shares issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in the Declaration of Trust.

         7. The Fund's Shareholder Servicing Agent and each Eligible Institution (as those terms are defined in the applicable then-current prospectus of the Fund) may establish for their respective customers an involuntary redemption requirement. If the value of a shareholder's holdings falls below that amount because of a redemption of Shares, the shareholder's remaining Shares may be redeemed. If such remaining Shares are to be redeemed, the shareholder will be notified that the value of his holdings has fallen below that amount and be allowed 60 days to make an additional investment to enable the shareholder to meet the minimum requirement before the redemption is processed.

         8. The assets and liabilities of the Trust shall be allocated to the Fund as set forth in Section 6.9 of the Declaration of Trust.

         9. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Fund or any other Funds hereafter created, or to otherwise change the special and relative rights of the Fund.

         IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 9th day of June, 1992.



/s/J.V. SHIELDS, JR.               Trustee and Chairman of the Board
J.V. Shields, Jr.


/s/H.B. ALVORD                     Trustee
H.B. Alvord


/s/DAVID P. FELDMAN                Trustee
David P. Feldman


/s/RICHARD KARL GOELTZ             Trustee
Richard Karl Goeltz


/s/ROSS JONES                      Trustee
Ross Jones


WS5041